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                                                                       Exhibit 5

               [ZIMET, HAINES, FRIEDMAN AND KAPLAN LETTERHEAD]

                                        March 4, 1997




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

          Re:  Sel-Leb Marketing, Inc.
               REGISTRATION STATEMENT ON FORM S-3

Gentlemen:

          We have been requested by Sel-Leb Marketing, Inc., a New York corporation (the "Company"), to furnish to you our opinion as to the matters set forth below in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, and the rules and regulations thereunder, of the sale by the selling stockholder named in the Registration Statement of up to 360,000 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company ("Common Stock").

          We have examined the proceedings taken in connection with the incorporation of the Company under the laws of the State of New York, including the certificate of incorporation of the Company and any amendments thereto which have been filed. We have also examined (i) the by-laws of the Company and any amendments thereto, (ii) the Registration Statement and (iii) such other documents, records, certificates of public officials, certificates and/or statements of officers and representatives of the Company and matters of law as we have considered relevant. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been

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independently established, we have relied upon certificates and/or statements of officers and representatives of the Company.

          Based upon the foregoing, and subject to the qualifications stated herein (and assuming that the Shares will be sold according to the Registration Statement at a time when such is effective and that they will be in compliance with all applicable securities laws involved in those states in which said securities may be sold), we are of the opinion that the Shares have been duly authorized and validly issued and are fully-paid and non-assessable.

          We are admitted to practice law only in the State of New York and we are expert in, and express opinions only as to, the laws of the State of New York and federal laws of the United States.

          We consent to the use and filing of this opinion in connection with the Registration Statement and to the use of our name in the Registration Statement under the caption "Legal Matters".

                                     Very truly yours,

                                     /s/ Zimet, Haines, Friedman & Kaplan

                                     ZIMET, HAINES, FRIEDMAN & KAPLAN